Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1) Registration Statement (Form S-3 Nos. 333-177535, 333-180423, 333-181815, 333-184362, and 333-190638) of InnerWorkings, Inc., and

(2) Registration Statement (Form S-8 Nos. 333-137173, 333-165363, 333-175103, and 333-183311) pertaining to the InnerWorkings, Inc. 2006 Stock Incentive Plan;

of our reports dated March 17, 2014, with respect to the consolidated financial statements of InnerWorkings, Inc., and the effectiveness of internal control over financial reporting of InnerWorkings, Inc. included in this Form 10-K/A of InnerWorkings, Inc. for the year ended December 31, 2013.

/s/ Ernst & Young LLP

Chicago, Illinois

April 21, 2014